                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 3, 1997

                         Commission file number 0-26368
                                                -------

                          TRANSMEDIA ASIA PACIFIC, INC.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                   13-3760219
        --------------------                       -------------------
  (State or other jurisdiction of                    (I.R.S. Employer
  incorporation of organization)                    Identification No.)


                 11 ST. JAMES'S SQUARE, LONDON SW1Y 4LB, ENGLAND
            -------------------------------------------------------
               (Address of principal executive offices) (zip code)

                            U.K. 011-44-171-930-0706
                     -------------------------------------
                         (Registrant's telephone number,
                              including area code)

TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES



Item 7.             Financial Statements and Exhibits

(a)         Financial Statements of Businesses Acquired

In accordance with Rule 210.3-05(b) of Regulation S-X, the audited consolidated financial statements and independent auditor's report for Countdown Holdings Limited ("Countdown") covering the years ended August 31, 1996, 1995 and 1994 are attached to this report.


(b)         Pro forma Financial Information

On April 3, 1997, Transmedia Asia Pacific, Inc. (the "Company") purchased from Mr C.E.C. Radbone approximately 50% of the outstanding capital stock of Countdown. Countdown, through its wholly-owned operating subsidiary, Countdown Plc, is an international provider of membership discount services. The balance of the outstanding capital stock was simultaneously purchased by Transmedia Europe, Inc. ("Transmedia Europe") on terms similar to the terms of the Company's purchase.

In payment of the purchase price, the Company issued 1,330,524 shares of its common stock, $0.00001 par value per share ("Common Stock") and paid pound sterling500,000 (approximate U.S. Dollar equivalent as of April 3, 1997 was $800,000) in cash. In addition, the Company granted Mr Radbone an option to purchase up to 277,193 shares of Common Stock at a purchase price of $0.9019 per share.

The cash portion of the purchase price was funded by a $1,000,000 loan from a director and stockholder of the Company. The loan matures on September 27, 1997, bears interest at the rate of 12% per annum, and is collateralized by a pledge of all of the shares purchased by the Company from Mr Radbone. In connection with the loan, the Company issued to the director and stockholder five-year warrants to purchase up to 138,596 shares of Common Stock at $1.13 per share.

In connection with the acquisition, the Company and Transmedia Europe each agreed to pay $125,000 in cash to TMNI International Incorporated ("TMNI") and each agreed to issue TMNI a promissory note in the principal amount of $250,000, payable on April 2, 1998 and bearing interest at the rate of 10% per annum. The promissory notes are to be convertible at the holder's option into common stock of the issuer at the rate of $1.20 per share. The Company agreed to pay such amounts in order to obtain the consent to the Countdown acquisition, which consent was required by the terms of the master license agreement from TMNI under which the Company operates its discount restaurant charge card business.

A more detailed explanation of the transaction can be found under Item 2 - Acquisition or Disposition of Assets within the original filing of this Form 8-K filed by the Company dated April 3, 1997.

The following pro forma unaudited consolidated balance sheet is presented as if the Countdown acquisition had occurred on March 31, 1997. The pro forma unaudited consolidated statements of operations for the year ended September 30, 1996 and the six month period ended March 31, 1997 have been presented as if the Countdown acquisition had occurred on October 1, 1995. The pro forma data is presented for informational purposes only and may not be indicative of the results of operations and the future financial position of the Company or what the results of operations and financial position would have been if the Countdown acquisition had occurred on the dates set forth. These pro forma consolidated balance sheet and pro forma statements of operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company.

The pro forma balance sheet presents the investment in Countdown under the equity method of accounting since the Company has acquired approximately 50% of the ordinary share capital of Countdown and does not have overall control of Countdown.

                 TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                                                                                                      Pro forma
                                                                 March 31,           Pro forma                         March 31,
                                                                      1997         adjustments          Note                1997
                                                               (Unaudited)
                                                                ----------         -----------       -------          ----------

ASSETS

CURRENT ASSETS
         Cash                                                  $   653,251         $    54,350       (1) (2)         $   707,601
         Trade accounts receivable                                  25,016                   -                            25,016
         Restaurant credits                                        497,241                   -                           497,241
         Amounts due from related parties                          334,428                   -                           334,428
         Prepaid expenses and other current assets                  57,446                   -                            57,446
                                                               -----------         -----------                       -----------
         TOTAL CURRENT ASSETS                                    1,567,382              54,350                         1,621,732

NON-CURRENT ASSETS
         Investment in affiliated companies                              -           2,682,487   (1) (3) (4)           2,682,487
         Property and equipment                                    148,620                   -                           148,620
         Intangible assets                                       1,534,805                   -                         1,534,805
         Other assets                                              406,952            (264,006)          (4)             142,946
                                                               -----------         -----------                       -----------
TOTAL ASSETS                                                   $ 3,657,759         $ 2,472,831                       $ 6,130,590
                                                               ===========         ===========                       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
         Short term loan                                       $         -         $ 1,000,000           (2)         $ 1,000,000
         Trade accounts payable                                    236,968                   -                           236,968
         Deferred membership fee income                             81,804                   -                            81,804
         Accrued liabilities                                       236,414                   -                           236,414
                                                               -----------         -----------                       -----------
         TOTAL CURRENT LIABILITIES                                 555,186           1,000,000                         1,555,186
                                                               -----------         -----------                       -----------
NON-CURRENT LIABILITIES
         Long term loan                                                  -             250,000           (3)             250,000
                                                               -----------         -----------                       -----------
         Total liabilities                                         555,186           1,250,000                         1,805,186
                                                               -----------         -----------                       -----------

STOCKHOLDERS' EQUITY
         Preferred stock                                                 -                   -                                 -
         Common stock                                                  139                  13           (1)                 152
         Additional paid in capital                              8,568,244           1,222,818           (1)           9,791,062
         Accumulated deficit                                    (5,525,345)                  -                        (5,525,345)
         Cumulative foreign currency translation adjustment         59,535                   -                            59,535
                                                               -----------         -----------                       -----------
         Total stockholders' equity                            $ 3,102,573         $ 1,222,831                       $ 4,325,404
                                                               -----------         -----------                       -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 3,657,759         $ 2,472,831                       $ 6,130,590
                                                               ===========         ===========                       ===========


See accompanying notes to the pro forma condensed consolidated financial statements.

                 TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                           Pro forma
                                                    Year ended                                            Year ended
                                                 September 30,            Pro forma                     September 30,
                                                          1996          Adjustments          Note               1996
                                                  ------------          -----------       -------        -----------


Revenues                                            $1,659,515            $       -                       $1,659,515
Membership fees                                        230,961                    -                          230,961
                                                   -----------            ---------                      -----------
Total revenues and fees                              1,890,476                    -                        1,890,476
Cost of sales                                       (1,098,666)                   -                       (1,098,666)
                                                   -----------            ---------                      -----------
Gross profit                                           791,810                    -                          791,810
Selling, general and administrative expenses        (2,819,073)            (185,003)          (5)         (3,004,076)
                                                   -----------            ---------                      -----------
Loss from operations                                (2,027,263)            (185,003)                      (2,212,266)
Share of losses of affiliated companies                      -             (176,445)          (6)           (176,445)
Interest income                                         21,005                    -                           21,005
Interest expense                                             -             (145,000)          (7)           (145,000)
                                                   -----------            ---------                      -----------
Loss before income tax                              (2,006,258)            (506,448)                      (2,512,706)
Income taxes                                                 -                    -                                -
                                                   -----------            ---------                      -----------
Net loss                                           $(2,006,258)           $(506,448)                     $(2,512,706)
                                                   -----------            ---------                      -----------

Loss per common share                              $   (0.16)                                             $   (0.18)

Weighted average number of common
shares outstanding                                  12,618,400                                            13,948,924
                                                   -----------                                           -----------





See accompanying notes to the pro forma consolidated financial statements.

                 TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                                  Pro forma
                                                 Six months ended                                          Six months ended
                                                        March 31,              Pro forma                          March 31,
                                                             1997            Adjustments         Note                  1997
                                                      (Unaudited)
                                                     ------------            -----------      -------           -----------


Revenues                                              $ 1,054,735             $        -                        $ 1,054,735
Membership fees                                            99,940                      -                             99,940
                                                      -----------             ----------                        -----------
Total revenues and fees                                 1,154,675                      -                          1,154,675
Cost of sales                                            (688,036)                     -                           (688,036)
                                                      -----------             ----------                        -----------
Gross profit                                              466,639                      -                            466,639
Selling, general and administrative expenses           (1,664,282)               (92,501)         (5)            (1,756,783)
                                                      -----------             ----------                        -----------
Loss from operations                                   (1,197,643)               (92,501)                        (1,290,144)
Share of losses of affiliated companies                         -                (35,602)         (6)               (35,602)
Interest income                                            18,494                      -                             18,494
Interest expense                                                -                (72,500)         (7)               (72,500)
                                                      -----------             ----------                        -----------
Loss before income tax                                 (1,179,149)              (200,603)                        (1,379,752)
Income taxes                                                    -                      -                                  -
                                                      -----------             ----------                        -----------
Net loss                                              $(1,179,149)            $ (200,603)                       $(1,379,752)
                                                      -----------             ----------                        -----------

Loss per common share                                 $     (0.09)                                              $     (0.09)

Weighted average number of common
shares outstanding                                     13,695,586                                                15,026,110
                                                      -----------                                               -----------


See accompanying notes to the pro forma consolidated financial statements.

TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(1) To record the acquisition of approximately 50% of the outstanding capital stock of Countdown Holdings Limited as follows:

         Payment in cash                                                                               $   820,650
         Fair value of 1,330,524 shares issued
                 - Common stock                                                                                 13
                 - Additional paid in capital                                                            1,222,818
         Cost of Countdown option and related legal fees                                                   264,006
         Payment in cash to TMNI                                                                           125,000
         TMNI promissory note                                                                              250,000
                                                                                                       -----------
         Total consideration                                                                           $ 2,682,487
                                                                                                       ===========

The fair value of the shares issued for the Countdown acquisition has been calculated as $0.91906 per share. This was based on an average of the average prices for the five trading days from April 1, 1997 to April 7, 1997 reduced by a 15% discount. The average of the five day period was taken to eliminate share price volatility and the 15% discount reflects the fact that the shares are unregistered and as such cannot be traded on the Nasdaq SmallCap Market.

(2) To record the $1,000,000 loan received from a director and stockholder.

(3) To record the $250,000 promissory note payable to TMNI International Incorporated. This has been accounted for as a loan repayable in more than year in the pro forma balance sheet as it is payable on April 2, 1998.

(4) To record the transfer of the cost of $264,006 of the Countdown option together with related legal costs from other assets to investment in affiliated companies.

(5) To record amortisation of goodwill over a fifteen year period resulting from the acquisition of Countdown as follows:

         Total consideration                                                                                $ 2,682,487
         Share of Countdown pro forma net liabilities acquired
                 -Net assets at August 31, 1996                                     $  189,449
                 -Less goodwill on Countdown's balance sheet                          (246,291)
                 -Less loss for period to February 28, 1997                            (35,711)
                                                                                      --------
                                                                                       (92,553)
                                                                                                                 92,553
                                                                                                            -----------
         Goodwill                                                                                           $ 2,775,040
                                                                                                            -----------

         Pro forma charge for year to September 30, 1996                                                    $   185,003
         Pro forma charge for six month period to March 31, 1997                                            $    92,501


(6) To record the equity in losses of Countdown as follows:

                                                                  Year ended             Six months ended
                                                                  August 31,                 February 28,
                                                                        1996                         1997
                                                                 -----------               --------------

      Losses for the period                                      $  (352,891)              $      (71,204)
                                                                 -----------               --------------

      Company's share of losses                                  $  (176,445)              $      (35,602)
                                                                 -----------               --------------

(7) To record the interest expense on the $1,000,000 loan at 12% per annum and on the $250,000 promissory note at 10% per annum.

TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES




(c)         Exhibits

                 2.1 Acquisition Agreement, dated as of April 3, 1997, among C.E.C. Radbone, the Company and Transmedia Europe, Inc.
                        (previously filed).

TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES




SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorised.



TRANSMEDIA ASIA PACIFIC, INC.





By /s/ William H. Price
-----------------------

WILLIAM H. PRICE
Chief Financial Officer and Duly Authorised Representative

June 16, 1997

                                                     Registered number : 2741762


                           COUNTDOWN HOLDINGS LIMITED

                              FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED
                                31ST AUGUST 1996



         Pages             1 - 2            Report of the Directors

                           3                Report of the Auditor

                           4                Consolidated Profit & Loss Account

                           5                Consolidated Balance Sheet

                           6                Balance Sheet

                           7                Consolidated Cash Flow Statement

                           8 - 19           Notes to the Consolidated Financial
                                                  Statements

                                                                          Page 1
                           COUNTDOWN HOLDINGS LIMITED

                             REPORT OF THE DIRECTORS

         The directors present their report with the financial statements of the group for the year ended 31st August 1996.

REVIEW OF BUSINESS

         The principal activity of the group, which has remained unchanged in the year under review, is that of a discount buying organisation.

         A summary of the results of the year's trading is given on page 4 of the financial statements.

         The year's results were disappointing. Considerable volumes of new business were expected during the year, and did not transpire. Most new business was delayed until the next year rather than cancelled but, nevertheless, effective measures were taken to reduce overhead expenses, and a new, realistic budget was adopted for the 1996/97 financial year. Further savings have been achieved by closing the loss-making joint venture, RSVP Publishing Ltd.

         We are now confident that the company will return a worthwhile profit on increased turnover, despite the expense and time involved in acquiring its Joint Marketing Venture partner of five years standing, I.D.C. Card Ltd. This acquisition greatly increases the merchant network by providing coverage in all the major Mediterranean resort areas.

         The directors consider the result for the year and the year end financial position to be satisfactory.

POST BALANCE SHEET EVENTS

         On 3rd April 1997, the entire Share Capital of the Company was acquired by Transmedia Europe, Inc. and Transmedia Asia Pacific, Inc.

DIVIDENDS

         The directors do not recommend the payment of a dividend.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

         Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the group and of the profit or loss of the group for that period. In preparing those financial statements, the directors are required to :

-    select suitable accounting policies and then apply them consistently;

-    make judgements and estimates that are reasonable and prudent;

- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.

                                                                   Continued>>>

                                                                          Page 2
                           COUNTDOWN HOLDINGS LIMITED

                             REPORT OF THE DIRECTORS
                                    CONTINUED

STATEMENT OF DIRECTORS' RESPONSIBILITIES (Continued)

         The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

DIRECTORS

         The director in office in the year and his beneficial interest in the Issued Ordinary Share Capital, which has remained unchanged in the year under review, was as follows :
                                        ORDINARY SHARES OF POUND STERLING 1 EACH
         C. E. C. Radbone                               500,000

         On 3rd April 1997, P.L. Harrison and E.J. Guinan III were appointed directors of the company.

POLICY ON PAYMENT OF CREDITORS

 For all trade creditors, it is the group's policy to :

- agree the terms of payment at the start of business with that supplier;

- ensure that suppliers are aware of the terms of payment; and

- pay in accordance with its contractual and other legal obligations.

FIXED ASSETS

         Acquisitions and disposals of fixed assets during the year are recorded in notes 11, 12 and 13 to the financial statements.

TAX STATUS

         The company was a 'close company' within the terms of the Income and Corporation Taxes Act 1988, throughout the year under review.

AUDITORS

         Following the change in ownership of the Company on 3rd April 1997, the incumbent auditors of the Company, Rhodes & Rhodes, have agreed to resign at the date that these financial statements are approved in the Annual General Meeting. It will be proposed by the directors that KPMG, the auditors of the ultimate holding company, are appointed at the Annual General Meeting.

                                                      BY ORDER OF THE BOARD

                                                          C. RADBONE

                                                      C. E. C. Radbone
Dated this 28th day of May 1997                           DIRECTOR
-------------------------------

                           COUNTDOWN HOLDINGS LIMITED


                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
Countdown Holdings Limited

         We have audited the accompanying consolidated balance sheets of Countdown Holdings Limited and subsidiaries as of 31st August 1996 and 1995, and the related consolidated profit and loss accounts, and consolidated cash flow statements for the years then ended. These consolidated financial statements are the responsibility of the management of Countdown Holdings Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Countdown Holdings Limited and subsidiaries as of 31st August 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United Kingdom.

         Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the net loss for the year ended 31st August 1996 and 1995, and equity shareholders' funds as of 31st August 1996 and 1995 to the extent summarised in note 32 to the consolidated financial statements.

         The accompanying consolidated financial statements have been prepared assuming that Countdown Holdings plc will continue as a going concern. As discussed in Note 1a to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1a. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                         RHODES & RHODES
42 Doughty Street,                               Signed ---------------------
London, WC1N 2LY.                                         RHODES & RHODES
                                                          REGISTERED AUDITOR
Dated this 29th day of  May 1997
--------------------------------

                           COUNTDOWN HOLDINGS LIMITED

                       CONSOLIDATED PROFIT & LOSS ACCOUNT
                       FOR THE YEAR ENDED 31ST AUGUST 1996

                                                                                                    1995
                                           NOTE       POUND STERLING  POUND STERLING   POUND STERLING    POUND STERLING
Turnover :                               1(c) & 3
  Continuing operations                                                4,942,714                          5,333,742
  Acquisitions                                                            12,572                           -
                                                                     ------------                       -----------
                                                                       4,955,286                          5,333,742
Cost of sales                                                          2,988,184                          3,132,881
                                                                     ------------                       -----------

GROSS PROFIT                                                           1,967,102                          2,200,861

Net operating expenses                       4                         2,171,398                          2,206,176
                                                                     -----------                        -----------


OPERATING LOSS                             5(a)
  Continuing operations                               (201,127)                       (5,315)
  Acquisitions                                          (3,169)                            -
                                                      --------                        ------
                                                                        (204,296)                            (5,315)
Share of associated
  undertaking's loss                                   (21,500)                      (11,632)
Interest receivable                          8             157                         1,749
                                                      --------                       -------
                                                                         (21,343)                            (9,883)
                                                                     -----------                        -----------

                                                                        (225,639)                           (15,198)
Interest payable and similar
  charges                                    9                           (27,311)                           (19,280)
                                                                     -----------                        -----------

LOSS ON ORDINARY
  ACTIVITIES BEFORE TAXATION                                            (252,950)                           (34,478)

Tax on loss on ordinary
  activities                                10                            26,738                             (1,562)
                                                                     -----------                        -----------

LOSS FOR THE YEAR                           23                          (226,212)                           (36,040)
                                                                     ===========                        ===========

TOTAL RECOGNISED GAINS AND LOSSES
         The group had no recognised gains or losses other than the loss for the above financial years.

                           COUNTDOWN HOLDINGS LIMITED

                 CONSOLIDATED BALANCE SHEET AT 31ST AUGUST 1996


                                                                                                       1995
                                           NOTE       POUND STERLING   POUND STERLING    POUND STERLING    POUND STERLING
FIXED ASSETS
Intangible Assets                        1(g) & 11                         300,355                           110,508
Tangible assets                          1(d) & 12                         512,341                           551,795
Investment                                 13(a)                             -                                 -
                                                                          --------                        ----------
                                                                           812,696                           662,303
CURRENT ASSETS
Stocks                                   1(e) & 14             138,175                     189,977
Debtors                                     15                 538,396                     451,348
Cash at bank and in hand                                        71,443                     207,027
                                                       ---------------                     -------
                                                               748,014                     848,352
CREDITORS : AMOUNTS
  FALLING DUE WITHIN ONE
  YEAR                                      16               1,246,440                     924,880
                                                       ---------------                     -------

NET CURRENT LIABILITIES                                                   (498,426)                        (  76,528)
                                                                          --------                        ----------

TOTAL ASSETS LESS CURRENT                                                  314,270                           585,775
  LIABILITIES

CREDITORS : AMOUNTS
  FALLING DUE AFTER MORE
  THAN ONE YEAR                             17                            ( 83,235)                        ( 128,528)
                                                                          --------                        ----------

NET ASSETS                                                                 231,035                           457,247
                                                                          ========                        ==========

Financed by :

CAPITAL AND RESERVES
Called up share capital                     22                             500,000                           500,000

Profit & Loss Account                       23                            (268,965)                        (  42,753)
                                                                          --------                         ---------

EQUITY SHAREHOLDERS' FUNDS                                                 231,035                           457,247
                                                                          ========                         =========

                           COUNTDOWN HOLDINGS LIMITED

                        BALANCE SHEET AT 31ST AUGUST 1996

                                                                                                  1995
                                           NOTE   POUND STERLING   POUND STERLING   POUND STERLING    POUND STERLING
FIXED ASSETS
Investments                                13(b)                       499,998                          499,998

CURRENT ASSETS
Dividend receivable                         15                                          3,000
Cash at bank                                          1,715                             1,099
                                                    -------                           -------

                                                      1,715                             4,099
CREDITORS : AMOUNTS
  FALLING DUE WITHIN ONE
  YEAR                                      16        4,113                             2,350
                                                    -------                           -------
NET CURRENT (LIABILITIES)/
  ASSETS                                                                (2,398)                           1,749
                                                                     ---------                          --------

NET ASSETS                                                             497,600                          501,747
                                                                     =========                          ========


Financed by :

CAPITAL AND RESERVES
Called up share capital                     22                         500,000                          500,000

Profit & Loss Account                       23                          (2,400)                           1,747
                                                                     ---------                          -------

EQUITY SHAREHOLDERS' FUNDS                                             497,600                          501,747
                                                                     =========                          =======

                           COUNTDOWN HOLDINGS LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT
                       FOR THE YEAR ENDED 31ST AUGUST 1996

                                                                                                      1995
                                         NOTE      POUND STERLING      POUND STERLING    POUND STERLING   POUND STERLING
NET CASH INFLOW FROM
  OPERATING ACTIVITIES                   5(b)                              10,304                            29,671

RETURN ON INVESTMENTS
  AND SERVICING OF
  FINANCE:
Interest received                                         157                                1,749
Interest paid                                         (23,632)                             (15,943)
Interest element of finance
  lease rental payments                                (3,679)                              (3,337)
                                                      -------                             --------
NET OUTFLOW FROM RETURNS
  ON INVESTMENTS AND
  SERVICING OF FINANCE                                                    (27,154)                          (17,531)

TAXATION
Corporation tax paid                                                       (2,631)                           (3,356)

INVESTING ACTIVITIES
Purchases of tangible
  fixed assets                                        (37,246)                            (208,928)
Sale of tangible fixed assets                          20,832                                8,900
Purchase of investment in
  associated undertaking                              (21,500)                              -
Acquisition of subsidiary
  undertaking                            25(b)         90,492                               -
                                                      -------                             --------
NET CASH INFLOW/(OUTFLOW)
  FROM INVESTING ACTIVITIES                                                52,578                          (200,028)
                                                                         --------                          --------

NET CASH INFLOW/(OUTFLOW)
  BEFORE FINANCING                                                         33,097                          (191,244)

Financing:
Capital element of finance
  lease rental payments                   26                              (21,272)                           (1,414)
                                                                         --------                          --------

Increase/(Decrease) in cash               24                               11,825                          (192,658)

Net cash brought forward                  24                             (319,352)                         (126,694)
                                                                         --------                          --------

Net cash carried forward                  24                             (307,527)                         (319,352)
                                                                         ========                          ========

                                                                          Page 8
                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.       ACCOUNTING POLICIES

  (a)    BASIS OF ACCOUNTING
         The group's major trading company sustained a net loss for the year as well as for the two preceding years, and as a consequence, net assets have been depleted. Furthermore, the group had net current liabilities at the Balance Sheet date and has incurred losses subsequently.

         During the year, the group acquired I.D.C. Card Ltd. and subsequently, the entire group was acquired by Transmedia Europe Inc. and Transmedia Asia Pacific, Inc.

         The financial statements have been prepared on the going concern basis which assume that the company will continue in operational existence for the foreseeable future.

         The validity of this assumption depends upon the financial support of Transmedia Europe, Inc. and Transmedia Asia Pacific, Inc., the continued support of the group's bankers and a return to profitable trading, which the directors foresee as a result of the acquisition of I.D.C. Card Ltd. and the group's acquisition by Transmedia Europe, Inc. and Transmedia Asia Pacific, Inc., which will widen the group's markets.

         Whilst the directors are presently uncertain as to the outcome of the matters mentioned above, they believe that it is appropriate for the financial statements to be prepared on the going concern basis.

  (b)    COMPLIANCE WITH ACCOUNTING STANDARDS
         The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

  (c)    TURNOVER
         Turnover, which excludes Value Added Tax and intra group transactions, represents (1) the invoiced value of goods and services supplied, and
         (2) subscriptions, which have been accounted for on a receipts basis and, therefore, no account has been taken of any liability arising in respect of the unexpired portions of subscriptions received.

  (d)    DEPRECIATION
         Depreciation is provided so as to write off the cost of fixed assets over their expected useful economic lives. The principal annual rates used for this purpose are:

                  Freehold Property         :        2% on cost.
                  Plant and Machinery       :        25% on written down value
                  Leasehold Property        :        Over the life of the lease

  (e)    STOCKS
         Stocks are valued at the lower of cost and net realisable value.

                                                                   Continued>>>

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

1.       ACCOUNTING POLICIES (Continued)

  (f)    DEFERRED TAXATION
         Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. Provision is made at current rates for deferred taxation to the extent that it is considered the liability or asset will arise in the foreseeable future.

  (g)    GOODWILL
         Goodwill arising on consolidation is shown in the Balance Sheet under Intangible Assets and is amortised on a straight line basis over its expected economic life of 20 years.

  (h)    LEASING AND HIRE PURCHASE
         The cost of assets held under finance leases and hire purchase agreements is included under tangible assets, and depreciation is provided in accordance with the company's accounting policy for the class of asset concerned. Interest calculated on the reducing balance basis is charged as interest payable over the period of the lease or hire purchase agreement, and the capital element of future lease and hire purchase payments is included in creditors. The cost of operating leases is charged as incurred.

  (i)    PENSIONS
         The Group operates a defined contribution pension scheme for a director and certain employees. The cost of contributions to the scheme is charged to the Profit & Loss Account in the year in which they fall due.

  (j)    INVESTMENTS
         Fixed asset investments are stated at cost less provision for any permanent diminution in value.

  (k)    BASIS OF CONSOLIDATION
         The group financial statements consolidate the financial statements of the company and all its subsidiary undertakings made up to 31st August 1996.

  (l)    FOREIGN CURRENCIES
         Assets and liabilities expressed in foreign currencies are translated into sterling at the rates of exchange ruling at the Balance Sheet date. Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

2.       HOLDING COMPANY PROFIT & LOSS ACCOUNT
         The Company has taken advantage of the exemption in the Companies Act 1985, Section 230, not to present its own Profit & Loss Account. Included in the group loss for the financial year is a loss of the company of pound sterling 4,147 (1995: profit pound sterling 481).

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

3.       TURNOVER
         The turnover and loss before taxation is attributable to the one principal activity of the group. A geographical analysis of turnover has been omitted as, in the opinion of the director, disclosure would be seriously prejudicial to the interests of the group.

4.       NET OPERATING EXPENSES
         Net operating expenses are made up as follows:

                                                                                    1996                    1995
                                                                               POUND STERLING          POUND STERLING
         Distribution costs                                                           302,327                344,309
         Administration expenses                                                    1,724,354              1,721,498
         Other costs and expenses                                                     144,717                140,369
                                                                                -------------           ------------

                                                                                    2,171,398              2,206,176
                                                                                =============           ============


         The total figure of net operating expenses for 1996 includes pound sterling 8,115 in respect of acquisitions (namely administration expenses of pound sterling 7,713 and other costs and expenses of pound sterling 402).

5.       OPERATING LOSS
  (a)    The operating loss is stated after charging/(crediting):

         Amortisation of goodwill                                                       6,995                  6,375
         Depreciation of tangible assets:  Owned                                       77,492                 60,084
                                           Leased                                      15,744                 21,239
         Director's emoluments (Note 6) including
           pension contributions                                                      114,269                150,942
         Auditor's remuneration:   Audit fee                                           19,660                 17,735
                                   Non-audit fee                                       33,745                  5,315
         (Profit)/Loss on disposal of fixed assets                                    (15,056)                21,959
         Hire of equipment                                                              3,464                  1,884
         Operating leases: land and buildings                                         114,782                158,311
                                                                                      =======                =======


  (b) Reconciliation of operating loss to net cash inflow from operating activities:

         Operating loss                                                              (204,296)                (5,315)
         Adjustment in respect of pre-acquisition results                             (23,461)                     -
         Depreciation and amortisation                                                100,231                 87,698
         (Profit)/Loss on disposal of fixed assets                                    (15,056)                21,959
         Exchange difference                                                                -                   (149)
         Decrease/(Increase) in stock                                                  67,320                (91,612)
         Decrease/(Increase) in debtors                                                40,707                (27,792)
         Increase in creditors                                                         44,859                 44,882
                                                                                     --------               --------

                                                                                       10,304                 29,671
                                                                                     ========               ========

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

6.       DIRECTORS' EMOLUMENTS                                                      1996                   1995
                                                                              POUND STERLING         POUND STERLING
         Director's emoluments, excluding pension contributions
         of pound sterling 1,794 (1995: pound sterling 41,886)
         were as follows:
         Emoluments of the Chairman and highest
           paid director                                                             112,475                109,056

                                                                             ===============       ================

7.       EMPLOYEE INFORMATION
         Wages and salaries                                                          964,709                906,567
         Social security costs                                                        90,459                 78,701
         Pension contributions                                                        17,914                 57,672
                                                                             ---------------       ----------------

                                                                                   1,073,082              1,042,940
                                                                             ===============        ===============

         The average monthly number of employees during the year was as follows:

         Administration                                                                   45                     43
                                                                             ===============        ===============

8.       INTEREST RECEIVABLE AND SIMILAR INCOME                                     1996                   1995
                                                                              POUND STERLING         POUND STERLING
         Bank deposit interest receivable                                                157                  1,749
                                                                             ===============        ===============


9.       INTEREST PAYABLE AND SIMILAR CHARGES
         Interest payable on bank overdrafts wholly
           repayable within five years - not by instalments                           14,176                  6,781
         Interest payable on all other loans                                           9,456                  9,162
         Interest payable on finance leases and hire
           purchase contracts                                                          3,679                  3,337
                                                                             ---------------        ---------------

                                                                                      27,311                 19,280

                                                                             ===============        ===============

10.      TAXATION
         The tax credit/(charge) on loss on ordinary activities for the year was as follows:

         Corporation tax at 25% and 33% (1995 - 25%)                                  26,759                 (4,000)
         Overseas taxation                                                               (21)                  (492)
         Deferred taxation computed at current rates (Note 21)                        -                       2,930
                                                                            ----------------       ----------------

                                                                                      26,738                 (1,562)

                                                                            ================       ================

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

11.      INTANGIBLE FIXED ASSETS       GOODWILL ON
                                      CONSOLIDATION
GROUP                                 POUND STERLING
Cost
At 1st September 1995                   127,508
Addition                                196,842
                                        -------
At 31st August 1996                     324,350
                                        =======

Amortisation
At 1st September 1995                    17,000
Charge for year                           6,995
                                        -------
At 31st August 1996                      23,995
                                        =======

Net Book Value
At 31st August 1996                     300,355
                                        =======

At 31st August 1995                     110,508
                                        =======


12.      TANGIBLE FIXED ASSETS                                         SHORT
                                                   FREEHOLD          LEASEHOLD          PLANT AND            TOTAL
                                                   PROPERTY           PROPERTY          MACHINERY
         GROUP                                  POUND STERLING     POUND STERLING     POUND STERLING     POUND STERLING
         Cost
         At 1st September 1995                        257,612            43,676             877,454           1,178,742
         Additions - on acquisition of
           subsidiary                                  -                 24,975             116,045             141,020
         Additions                                     -                  2,730              45,232              47,962
         Disposals                                     -                (24,975)           (112,142)           (137,117)
                                                     --------      ------------       -------------      -------------

         At 31st August 1996                          257,612            46,406             926,589           1,230,607
                                                     ========      ============       =============      ==============

         Depreciation
         At 1st September 1995                         33,421             1,091             592,435             626,947
         On acquisition of subsidiary                  -                 15,957             100,680             116,637
         On disposals                                  -                (15,957)           (102,597)           (118,554)
         Charge for year                                5,152             2,184              85,900              93,236
                                                     --------      ------------       -------------      -------------
         At 31st August 1996                           38,573             3,275             676,418             718,266
                                                     ========      ============       =============      ==============

         Net Book Value
         At 31st August 1996 - Owned                  219,039            43,131             201,587             463,757
                             - Leased                       -                 -              48,584              48,584
                                                     --------      ------------       -------------      -------------
                                                      219,039            43,131             250,171             512,341
                                                     ========      ============       =============      ==============

         At 31st August 1995 - Owned                  224,191            42,585             222,340             489,116
                             - Leased                       -                 -              62,679              62,679
                                                     --------      ------------       -------------      -------------
                                                      224,191            42,585             285,019             551,795
                                                     ========      ============       =============      ==============

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

13.      FIXED ASSET INVESTMENTS                                                    1996                   1995
   (a)   GROUP                                                                            SHARE OF ASSETS
         Associated Undertakings
         Cost of shares and loan stock at 1st September                                30,000                 30,000
         Addition at cost                                                              21,500                -
                                                                             ----------------       ----------------
                                                                                       51,500                 30,000
         Share of losses, retained by associated undertaking                          (51,500)               (30,000)
                                                                             ----------------       ----------------

         Shares and loan stock at 31st August                                        -                       -
                                                                             ================       ================
   (b)   COMPANY
         Investment in subsidiary undertakings at cost                                499,998                499,998
                                                                             ================       ================

         At the year end, the company held more than 10% of the share capital of the following companies:

                                                  COUNTRY OF           CLASS         SHARES HELD             HELD
                                                 INCORPORATION                            %
         Subsidiary Undertakings
         Countdown plc.                             England          Ordinary            100               Directly
                                                                   and Deferred
         I.D.C. Card Limited                        England          Ordinary            100              Indirectly
         Countdown International Inc.                 USA             Common             100              Indirectly
                                                                       Stock
         Associated Undertakings
         RSVP Publishing Ltd.                       England          Ordinary            50               Indirectly

         The principal activity of the subsidiaries is that of discount buying organisations. The principal activity of the associated undertaking is that of publishing and retailing of coupon books; however, it has remained dormant since February 1996.


14.      STOCKS                                                                     1996                   1995
                                                                               POUND STERLING          POUND STERLING
         GROUP
         Cards and books                                                               75,596                 95,677
         Store discount vouchers                                                       62,579                 94,300
                                                                                -------------           -------------

                                                                                      138,175                189,977
                                                                                =============           =============

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED


15.      DEBTORS AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                  GROUP                             COMPANY
                                       1996                 1995            1996             1995
                                   POUND STERLING       POUND STERLING   POUND STERLING   POUND STERLING
Trade debtors                          350,581             353,097             --                --
Other debtors                           56,318              32,340             --             3,000
Amount due from
  associated undertaking                   952                  --             --                --
Taxation recoverable                    28,763                  --             --                --
Prepayments and
  accrued income                       101,782              65,911             --                --
                                       -------             -------          -----             -----

                                       538,396             451,348             --             3,000
                                       =======             =======          =====             =====



16.      CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

Bank loan and overdrafts
  (Note 18)                            378,970          417,311             --             --
Obligation under finance
  leases and hire
  purchase agreements
  (Note 19)                             19,703           19,034             --             --
Trade creditors                        356,883          264,251             --             --
Amounts owed to
  associated companies                      --           17,695             --             --
Other creditors including
  taxation and social
  security (see note below)            490,884          206,589          4,113          2,350
                                     ---------          -------          -----          -----

                                     1,246,440          924,880          4,113          2,350
                                     =========          =======          =====          =====


NOTE: "Other creditors including taxation and social security is made up as follows:

Corporation tax                             --            2,800             --             --
Overseas taxation                           --              324             --             --
Social security and PAYE                95,296           46,065             --             --
Other creditors and
  accruals                             395,588          157,400          4,113          2,350
                                       -------          -------          -----          -----

                                       490,884          206,589          4,113          2,350
                                       =======          =======          =====          =====

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

17.      CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                            GROUP                                 COMPANY
                                                 1996                1995               1996                1995
                                            POUND STERLING       POUND STERLING    POUND STERLING      POUND STERLING
         Bank Loan (Note 18)                        -                 109,068              -                   -
         Obligations under finance
           leases and hire purchase
           agreements (Note 19)                     8,235              19,460              -                   -
         Other creditor                            75,000               -                  -                   -
                                             ------------       -------------       -----------        ----------

                                                   83,235             128,528              -                   -
                                             ============       =============       ===========        ==========




18.      BANK LOANS AND OVERDRAFTS

         The aggregate amount of bank loans and overdrafts is as follows:

         Falling due within one year:
           Bank overdraft                         269,902             408,311              -                   -
           Bank loan current portion              109,068               9,000              -                   -
                                                 --------             -------        -------            --------
                                                  378,970             417,311              -                   -
         Falling due after more than
           one year:
           Bank loan - repayable by
             instalments:
             - between two and five
                   years                            -                  36,000              -                   -
                                                 --------             -------        -------            --------
             - after five years                     -                  73,068              -                   -
                                                 --------             -------        -------            --------

         Aggregate amounts                        378,970             526,379              -                   -
                                                 ========             =======        =======            ========

     The bank loan which amounts to pound sterling109,068 is being paid in monthly instalments of pound sterling750. The loan is due for repayment by 31st December 2008; however, this loan is repayable on demand. The rates of interest on the overdrafts and loan are 4% and 2% (respectively) over bank's base rate. The loan is secured by a fixed charge over the freehold property. The bank overdrafts are secured by a fixed charge over the book debts and a floating charge on the other assets of the group.

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

19.      OBLIGATIONS UNDER FINANCE LEASES                                       1996           1995
                                                                            POUND STERLING   POUND STERLING
         The minimum finance lease payments to which the group is committed are as follows:

         Under one year                                                         21,788         22,388
         In the second to fifth year inclusive                                   8,537         21,087
                                                                             ---------      ---------
                                                                                30,325         43,475
         Less:    Amount representing future finance charges                    (2,387)        (4,981)
                                                                             ---------      ---------

                                                                                27,938         38,494
                                                                             =========       ========

20.      OPERATING LEASES
         The group had annual commitments under non-cancellable operating leases
         as follows:                                                                  LAND AND BUILDINGS
         Expiry date:      Between two and five years                                   5,320           5,320
                           Over five years                                            100,000         100,000
                                                                                -------------        ---------

                                                                                      105,320         105,320
                                                                                =============        =========

                                                               GROUP                             COMPANY
                                                     1996              1995              1996                1995
                                                 POUND STERLING    POUND STERLING    POUND STERLING      POUND STERLING
21.      PROVISIONS FOR LIABILITIES AND CHARGES
         Deferred Tax
         At 1st September                           -                     2,930             -                  -
         Transfer to Profit & Loss
           Account                                  -                    (2,930)            -                  -
                                                 -----------       ------------      -------------     --------------
         At 31st August                             -                     -                 -                  -
                                                 ===========      =============      =============     ==============


         The amount provided is the total potential liability and relates to Accelerated Capital Allowances.

22.      CALLED UP SHARE CAPITAL                                              1996                   1995
                                                                          POUND STERLING          POUND STERLING
         Authorised, Issued, Called Up and Fully Paid:
         500,000 Ordinary shares of pound sterling 1 each                   500,000                  500,000
                                                                          =========                 ========

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

23.      PROFIT & LOSS ACCOUNT                                                     GROUP                  COMPANY
                                                                               POUND STERLING          POUND STERLING
         At 1st September 1995                                                    (42,753)                   1,747
         Retained Loss                                                           (226,212)                  (4,147)
                                                                                 ---------                  -------

         At 31st August 1996                                                     (268,965)                  (2,400)
                                                                                 =========                  =======

24.      CASH AND CASH EQUIVALENTS
         Analysis of balances as shown in the group Balance Sheet and changes during the year:

                                                                                                            CHANGE IN
                                                                      1996                1995                 YEAR
                                                                 POUND STERLING      POUND STERLING        POUND STERLING
         Cash at bank and in hand                                      71,443             207,027            (135,584)
         Bank overdraft and loan                                     (378,970)           (526,379)            147,409
                                                                     --------            ---------           --------

                                                                     (307,527)           (319,352)             11,825
                                                                     =========           =========             =======


25.      ACQUISITION OF SUBSIDIARY UNDERTAKINGS

         On 9th August 1996, Countdown plc. acquired the entire share capital of I.D.C. Card Ltd. No accounts were prepared at the date of acquisition and these accounts have been prepared by apportioning the results of I.D.C. Card Ltd. for the period 1st June 1996 to 31st August 1996 between pre- and post-acquisition profits.

                                                                                1996
  (a)    Net assets acquired (book value at 1st June 1996):                 POUND STERLING
           Tangible fixed assets                                                24,861
           Stocks                                                               15,518
           Debtors                                                              98,992
           Cash at bank and in hand                                            127,618
           Taxation recoverable                                                  2,518
           Creditors                                                           (96,709)
         Pre-acquisition losses                                                (36,726)
                                                                             ----------
         Total, being fair value of assets acquired                            136,072
           Goodwill (Note 11)                                                  196,842
                                                                             ----------

                                                                               332,914

                                                                             ==========
         Satisfied by:
           Cash                                                                 37,126
           Creditors - Payable within one year                                 220,788
                             Payable after one year by quarterly
                           instalments of pound sterling 25,000                 75,000
                                                                             ----------

                                                                               332,914
                                                                             ==========

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

25.      ACQUISITION OF SUBSIDIARY UNDERTAKINGS (Continued)

(b) Analysis of net inflow of cash in respect of the acquisition of subsidiary undertaking

                                                                                POUND STERLING
         Cash consideration                                                         332,914
         Cash at bank and in hand acquired                                         (127,618)
         Adjustment for non-cash transaction - creditor                            (295,788)
                                                                                   ---------

         Net cash inflow                                                            (90,492)
                                                                                   =========


                                                                                     1996                   1995
                                                                               POUND STERLING          POUND STERLING
26.      ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR
         FINANCE LEASES
         Balance at 1st September                                                  38,494                   16,889
         New capital leases                                                        10,716                   23,019
         Cash outflow from financing                                              (21,272)                  (1,414)
                                                                                  -------                   ------

         Balance at 31st August                                                    27,938                   38,494
                                                                                   ======                   ======


27.      RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                           GROUP                                 COMPANY
                                                  1996                1995               1996                1995
                                              POUND STERLING      POUND STERLING     POUND STERLING      POUND STERLING
         (Loss)/Profit for the
           financial year                        (226,212)            (36,040)            (4,147)                 481
         Shareholders' funds at
           1st September                          457,247             493,287             501,747             501,266
                                                 --------             -------             -------             -------
         Shareholders' funds at
           31st August                            231,035             457,247             497,600             501,747
                                                 ========             =======             =======             =======

28.      RELATED PARTY TRANSACTION

         A subsidiary company has acquired a twenty year lease in respect of a property from The Countdown plc. Self-administered Scheme. The director, Mr. C.E.C. Radbone, is the only member of this pension scheme. The current rent is pound sterling 100,000 per annum.

29.      CAPITAL COMMITMENTS

                                                                                     1996                   1995
                                                                               POUND STERLING          POUND STERLING
         Authorised but not contracted                                                 -                   32,650
                                                                                   ======                  ======

                           COUNTDOWN HOLDINGS LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTINUED

30.      PENSION COMMITMENTS

         The group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company. The cost of the contributions to the scheme are charged to the Profit and Loss Account in the year in which they fall due. There were no amounts due at the Balance Sheet date (1995 Nil).

31.      ULTIMATE HOLDING COMPANY

         On 3rd April 1997, the entire share capital of Countdown Holdings Limited was acquired in an equal share by Transmedia Europe, Inc. and Transmedia Asia Pacific, Inc., companies incorporated in the USA. A copy of each of the holding companies accounts is available from the Companies' registered office.

32. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

         The group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States of America (US
         GAAP). A significant difference as it relates to the group that may affect net loss and equity shareholders' funds is set out below.

               Deferred Taxation: UK GAAP requires that provision for deferred taxation should be made only if there is reasonable evidence that such taxation will be payable in the foreseeable future. Under US GAAP, deferred taxation is recognised under the full liability method and deferred tax assets are recognised if their realisation is considered more likely than not. The group has incurred losses in recent years and has net operating loss carryforwards for tax purposes. As the realisation of these loss carryforwards is uncertain, no difference between UK GAAP and US GAAP exist.

         Equity shareholders' funds at 31st August 1996 and 1995 and net loss for the years then ended in conformity with UK GAAP are not materially different than those in conformity with US GAAP.

33.      COMPANIES ACT 1985

         These consolidated financial statements do not comprise the Company's statutory accounts within the meaning of Section 240 of the Companies Act 1985 of Great Britain. Statutory accounts have been prepared for each of the years ended 31st August 1996 and 31st August 1995, on which the auditors' reports were unqualified. The statutory accounts for the years ended 31st August 1996 and 31st August 1995 have been delivered to the Registrar of Companies for England and Wales.

                                                     Registered number : 2741762



                           COUNTDOWN HOLDINGS LIMITED

                              FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED
                                31ST AUGUST 1995



      Pages       1 - 2       Report of the Director

                  3           Report of the Auditor

                  4           Consolidated Profit & Loss Account

                  5           Consolidated Balance Sheet

                  6           Balance Sheet

                  7           Consolidated Cash Flow Statement

                  8 - 18      Notes to the Consolidated Accounts

                   ------------------------------------------

                           COUNTDOWN HOLDINGS LIMITED

                             REPORT OF THE DIRECTOR


      The director presents his report with the accounts of the group for the year ended 31st August 1995.

REVIEW OF BUSINESS

      The principal activity of the group, which has remained unchanged in the year under review, is that of a discount buying organisation.

      A summary of the results of the year's trading is given on page 4 of the accounts.

      Trading conditions continued to be difficult, both in the UK market and overseas. However, significant investment in developing the business was made during the period. It is hoped that this investment will produce better results next year.

      The director considers the result for the year and the year end financial position to be satisfactory.

DIVIDENDS

      The director does not recommend the payment of a dividend.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

      Company law requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the group and of the profit or loss of the group for that period. In preparing those financial statements, the Directors are required to:

      - select suitable accounting policies and then apply them consistently;

      -     make judgements and estimates that are reasonable and prudent;

      - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

      - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.

      The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                           COUNTDOWN HOLDINGS LIMITED

                             REPORT OF THE DIRECTOR
                                    CONTINUED

DIRECTOR

      The director in office in the year and his beneficial interest in the Issued Ordinary Share Capital, which has remained unchanged in the year under review, was as follows:

                                     ORDINARY SHARES OF POUND STERLING 1 EACH

      C. E. C. Radbone                           500,000

FIXED ASSETS

      Acquisitions and disposals of fixed assets during the year are recorded in the notes to the accounts.

TAX STATUS

      The company is a 'close company' within the terms of the Income and Corporation Taxes Act 1988.

AUDITOR

      The auditor, Messrs. Rhodes & Rhodes, will be proposed for reappointment in accordance with Section 384 of the Companies Act 1985.



                                          BY ORDER OF THE BOARD

                                                   C. RADBONE

                                                C. E. C. Radbone
                                                    DIRECTOR


Dated this 20th day of  May 1996

                           COUNTDOWN HOLDINGS LIMITED

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
Countdown Holdings Limited

      We have audited the accompanying consolidated balance sheets of Countdown Holdings Limited and subsidiaries as of 31st August 1995 and 1994, and the related consolidated profit and loss accounts, and consolidated cash flow statements for the years then ended. These consolidated financial statements are the responsibility of the management of Countdown Holdings Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Countdown Holdings Limited and subsidiaries as of 31st August 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United Kingdom.

      Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the net loss for the year ended 31st August 1995 and 1994, and equity shareholders' funds as of 31st August 1995 and 1994 to the extent summarised in note 28 to the consolidated financial statements.


42 Doughty Street,                         Signed           RHODES & RHODES
London, WC1N 2LY.                                      .........................

                                                            RHODES & RHODES
                                                            REGISTERED AUDITOR


Dated this  4th day of  June  1996

                           COUNTDOWN HOLDINGS LIMITED

                       CONSOLIDATED PROFIT & LOSS ACCOUNT
                       FOR THE YEAR ENDED 31ST AUGUST 1995


                                                                                                   1994
                                           NOTE      POUND STERLING  POUND STERLING  POUND STERLING   POUND STERLING

Turnover                                  1c & 3                        5,333,742                       4,521,384
Cost of sales                                                           3,132,881                       2,707,538
                                                                       ----------                      ----------

GROSS PROFIT                                                            2,200,861                       1,813,846

Net operating expenses                         4                        2,206,176                       1,814,025
                                                                       ----------                      ----------

OPERATING LOSS                                5a                           (5,315)                           (179)

Share of associated
  undertakings loss                                     (11,632)                          (18,368)

Interest receivable                            8          1,749                               111
                                                     ----------                        ----------
                                                                           (9,883)                        (18,257)
                                                                       ----------                      ----------

                                                                          (15,198)                        (18,436)

Interest payable                               9                          (19,280)                        (19,321)
                                                                       ----------                      ----------

LOSS ON ORDINARY
  ACTIVITIES BEFORE                                                       (34,478)                        (37,757)
TAXATION

Tax on Loss on Ordinary
  Activities                                  10                           (1,562)                          2,837
                                                                       ----------                      ----------

LOSS ON ORDINARY                              23                          (36,040)                        (34,920)
  ACTIVITIES AFTER TAXATION
                                                                       ==========                      ==========

CONTINUING OPERATIONS

      None of the group's activities were acquired or discontinued during the year.

TOTAL RECOGNISED GAINS AND LOSSES

      The group had no recognized gains or losses other than the profit or loss for the above financial years.

                           COUNTDOWN HOLDINGS LIMITED

                 CONSOLIDATED BALANCE SHEET AT 31ST AUGUST 1995

                                                                            1994
                                NOTE       POUND           POUND       POUND       POUND
                                          STERLING        STERLING    STERLING    STERLING
FIXED ASSETS
Intangible Assets              1g & 11                     110,508                 116,883
Tangible assets                1d & 12                     551,795                 431,881
Investments                         13                       -                      11,632
                                                         -----------             ----------
                                                           662,303                 560,396
CURRENT ASSETS
Stocks                         1e & 14      189,977                      98,365
Debtors                             15      451,348                     423,556
Cash at bank and in hand                    207,027                     102,001
                                         -----------                 -----------
                                            848,352                     623,922
CREDITORS : AMOUNTS
  FALLING DUE WITHIN ONE
  YEAR                              16      924,880                     560,255
                                         -----------                 -----------
NET CURRENT (LIABILITIES)/
  ASSETS                                                   (76,528)                 63,667
                                                         -----------              ----------

TOTAL ASSETS LESS CURRENT                                  585,775                 624,063
  LIABILITIES

CREDITORS : AMOUNTS
  FALLING DUE AFTER MORE
  THAN ONE YEAR                     17      128,528                     127,846
PROVISION FOR LIABILITIES
  AND CHARGES                       21            -                       2,930
                                         -----------                -----------
                                                           128,528                 130,776
                                                        -----------              ----------

NET ASSETS                                                 457,247                 493,287

                                                        ===========              ==========

Financed by:

CAPITAL AND RESERVES
Called up share capital             22                     500,000                 500,000
Profit & Loss Account
  - (Adverse)                       23                     (42,753)                 (6,713)
                                                        -----------              ----------

SHAREHOLDERS' FUNDS                                        457,247                 493,287

                                                        ===========              ==========

                           COUNTDOWN HOLDINGS LIMITED

                        BALANCE SHEET AT 31ST AUGUST 1995

                                                                     1994
                             NOTE     POUND        POUND       POUND       POUND
                                     STERLING     STERLING    STERLING    STERLING

FIXED ASSETS
Investments                   13                   499,998                499,998

CURRENT ASSETS
Dividend receivable                      3,000                   3,000
Cash at bank                             1,099                     618
                                   ------------            ------------

                                         4,099                   3,618
CREDITORS : AMOUNTS
  FALLING DUE WITHIN ONE
  YEAR                        16         2,350                   2,350
                                   ------------            ------------
NET CURRENT ASSETS                                   1,749                  1,268
                                               ------------            -----------

NET ASSETS                                         501,747                501,266

                                               ============            ===========

Financed by:

CAPITAL AND RESERVES
Called up share capital       22                   500,000                500,000
Profit & Loss Account         23                     1,747                  1,266
                                               ------------            -----------

SHAREHOLDERS' FUNDS                                501,747                501,266

                                               ============            ===========

                           COUNTDOWN HOLDINGS LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT
                       FOR THE YEAR ENDED 31ST AUGUST 1995

                                                                     1994
                             NOTE     POUND        POUND       POUND       POUND
                                     STERLING     STERLING    STERLING    STERLING
NET CASH INFLOW FROM
  OPERATING ACTIVITIES      5b                      51,276                  331,046

RETURN ON INVESTMENTS
  AND SERVICING OF
  FINANCE:
Interest received                       1,749                      111
Interest paid                        (15,943)                 (17,458)
Interest element of
  finance lease rental
  payments                            (3,337)                  (1,863)
                                  ------------             ------------
NET OUTFLOW FROM RETURNS
  ON INVESTMENTS AND
  SERVICING OF FINANCE                            (17,531)                 (19,210)

TAXATION
Corporation tax paid                               (3,356)                 (35,662)

INVESTING ACTIVITIES
Purchases of tangible
  fixed assets                      (231,947)                 (53,680)
Sale of fixed assets                    8,900                    6,472
Purchase of investment in
  associated undertaking                    -                 (30,000)
                                  ------------             ------------
NET CASH OUTFLOW FROM
  INVESTING ACTIVITIES                           (223,047)                 (77,208)
                                                ----------             -------------

NET INCREASE IN CASH
  INFLOWS                   24                   (192,658)                  198,966


Net cash and cash
  equivalent brought
  forward                   24                   (126,694)                (325,660)
                                                ----------             -------------
Net cash and cash
  equivalents carried       24                   (319,352)                (126,694)
  forward
                                                ==========             =============

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS

1.    ACCOUNTING POLICIES

  (a) BASIS OF ACCOUNTING

      The accounts have been prepared under the historical cost convention.

  (b) COMPLIANCE WITH ACCOUNTING STANDARDS

      The financial statements have been prepared in accordance with applicable accounting standards.

  (c) TURNOVER

      Turnover, which excludes Value Added Tax and intra group transactions, represents (1) the invoiced value of goods and services supplied, and (2) subscriptions, which have been accounted for on a receipts basis and, therefore, no account has been taken of any liability arising in respect of the unexpired portions of subscriptions received.

  (d) DEPRECIATION

      Depreciation is provided so as to write off the cost of fixed assets over their expected useful economic lives. The principal annual rates used for this purpose, are :

            Freehold Property       :     2% on cost.
            Plant and Machinery     :     25% on written down value
            Leasehold Property      :     Over the life of the lease

  (e) STOCKS

      Stocks are valued at the lower of cost and net realisable value.

  (f) DEFERRED TAXATION

      Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. Provision is made at current rates for deferred taxation to the extent that it is considered the liability or asset will arise in the foreseeable future.

  (g) GOODWILL

      Goodwill arising on consolidation is shown in the Balance Sheet under Intangible Assets and is amortised on a straight line basis over its expected economic life of 20 years.

  (h) LEASING AND HIRE PURCHASE

      The cost of assets held under finance leases and hire purchase agreements is included under tangible assets, and depreciation is provided in accordance with the company's accounting policy for the class of asset concerned. Interest calculated on the reducing balance basis is charged as interest payable over the period of the lease or hire purchase agreement, and the capital element of future lease and hire purchase payments is included in creditors. The cost of operating leases is charged as incurred.
                                                                   Continued >>>

                                                                          Page 9
                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

1.    ACCOUNTING POLICIES (Continued)

  (i) PENSIONS

      The company operates a defined contribution pension scheme for a director and certain employees. The cost of contributions to the scheme is charged to the Profit & Loss Account in the year in which they fall due.

  (j) INVESTMENTS

      Fixed asset investments are stated at cost less provision for permanent diminution in value.

  (k) BASIS OF CONSOLIDATION

      The group financial statements consolidate the financial statements of the company and all its subsidiaries.

  (l) FOREIGN CURRENCIES

      Assets and liabilities expressed in foreign currencies are translated into sterling at the rates of exchange ruling at the Balance Sheet date. Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

2.    HOLDING COMPANY PROFIT & LOSS ACCOUNT

      The company has taken advantage of the exemption in the Companies Act 1985, Section 230, not to present its own Profit & Loss Account. Included in the group loss for the financial year is a profit of pound sterling 481 (1994 : pound sterling 266) which has been dealt with in the accounts of the parent company.

3.    TURNOVER

      The turnover and loss before taxation is attributable to the one principal activity of the group. A geographical analysis of turnover has been omitted as, in the opinion of the director, disclosure would be seriously prejudicial to the interests of the group.

4.    NET OPERATING EXPENSES

                                                                       1995                   1994
                                                                  POUND STERLING          POUND STERLING
      Net operating expenses are made up as follows :
      Distribution costs                                              344,309                 310,053
      Administration expenses                                       1,721,498               1,404,685
      Other costs and expenses                                        140,369                  99,287
                                                                    ---------               ---------
                                                                    2,206,176               1,814,025
                                                                    =========               =========

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

5.    OPERATING LOSS

                                                               1995                   1994
  (a) The operating loss is stated after charging :        POUND STERLING         POUND STERLING
      Amortisation of goodwill                                  6,375                   6,375
      Depreciation of tangible assets : Owned                  60,084                  58,550
                                        Leased                 21,239                  13,995
      Director's emoluments (Note 6) including
        pension contributions                                 150,942                 110,969
      Auditor's remuneration : Audit fee                       17,735                  17,735
                               Non-audit fee                    5,315                   4,846
      Loss on disposal of fixed assets                         21,959                   3,128
      Hire of equipment                                         1,884                   1,984
                                                             ========                ========

  (b) Reconciliation of operating loss to net cash inflow from operating activities :

      Operating loss                                           (5,315)                   (179)
      Depreciation and amortisation                            87,698                  78,920
      Loss on disposal of fixed assets                         21,959                   3,128
      Exchange difference                                        (149)                   (238)
      (Increase)/Decrease in stock                            (91,612)                 27,154
      (Increase)/Decrease in debtors                          (27,792)                 86,674
      Increase in creditors                                    66,487                 135,587
                                                             --------                --------
                                                               51,276                 331,046
                                                             ========                ========

6.    DIRECTOR'S EMOLUMENTS

      Director's emoluments, excluding pension contributions of pound sterling 41,886 (1994 : pound sterling 1,236) were as follows :

      Emoluments of the chairman                              109,056                 109,733
                                                            =========                 =======


7.    EMPLOYEE INFORMATION

      Wages and salaries                                      906,567                 828,193
      Social security costs                                    78,701                  66,179
      Pension contributions                                    57,672                  16,600
                                                            ---------                 -------

                                                            1,042,940                 910,972
                                                            =========                 =======


      The average weekly number of employees during the year was as follows:

      Administration                                               43                      44
                                                            =========                 =======

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

8.    INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                        1995                  1994
                                                                   POUND STERLING          POUND STERLING
      Bank deposit interest receivable                                   1,749                    111
                                                                       =======                =======

9.    INTEREST PAYABLE

      Interest payable on bank overdrafts wholly
        repayable within five years - not by instalments                 6,781                  7,606
      Interest payable on all other loans                                9,162                  9,852
      Interest payable on finance leases and hire
        purchase contracts                                               3,337                  1,863
                                                                       -------                -------
                                                                        19,280                 19,321
                                                                       =======                =======

10.   TAXATION

      The tax (charge)/credit on loss on ordinary activities for the year was as follows :

      Corporation tax at current rates based on the
        adjusted results of the year                                    (4,000)                  (533)
      Overseas taxation                                                   (492)                   (42)
      Deferred taxation computed at current rates                        2,930                  3,412
                                                                       -------                -------
                                                                        (1,562)                 2,837
                                                                       =======                =======

11.   INTANGIBLE FIXED ASSETS

                                                  GOODWILL ON
                                                 CONSOLIDATION
      GROUP                                      POUND STERLING
      Cost
      At 1st September 1994 and
        31st August 1995                            127,508
                                                    ========

      Amortisation
      At 1st September 1994                          10,625
      Charge for year                                 6,375
                                                    ========
      At 31st August 1995                            17,000
                                                    ========

      Net Book Value
      At 31st August 1995                           110,508
                                                    ========

      At 31st August 1994                           116,883
                                                    ========

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

12.   TANGIBLE FIXED ASSETS

                                               FREEHOLD              LEASEHOLD            PLANT AND                TOTAL
                                               PROPERTY              PROPERTY             MACHINERY
      GROUP                                POUND STERLING        POUND STERLING         POUND STERLING            POUND STERLING
      Cost
      ----
      At 1st September 1994                     257,612                    --                760,857                 1,018,469
      Additions                                      --                43,676                188,271                   231,947
      Exchange adjustment                            --                    --                    267                       267
      Disposals                                      --                    --                (71,941)                  (71,941)
                                                -------               -------               --------                ----------
      At 31st August 1995                       257,612                43,676                877,454                 1,178,742
                                                =======               =======               ========                ==========

      Depreciation
      At 1st September 1994                      28,269                    --                558,319                   586,588
      On disposals                                   --                    --                (41,082)                  (41,082)
      Exchange adjustment                            --                    --                    118                       118
      Charge for year                             5,152                 1,091                 75,080                    81,323
                                                -------               -------               --------                ----------
      At 31st August 1995                        33,421                 1,091                592,435                   626,947
                                                =======               =======               ========                ==========

      Net Book Value
      At 31st August 1995 - Owned               224,191                42,585                222,340                   489,116
                          - Leased                   --                    --                 62,679                    62,679
                                                -------               -------               --------                ----------
                                                224,191                42,585                285,019                   551,795
                                                =======               =======               ========                ==========

      At 31st August 1994 - Owned               229,343                    --                163,248                   392,591
                          - Leased                   --                    --                 39,290                    39,290
                                                -------               -------               --------                ----------
                                                229,343                    --                202,538                   431,881
                                                =======               =======               ========                ==========


13.   FIXED ASSET INVESTMENTS

                                                                           1995                    1994
                                                                                    SHARE OF ASSETS
  (a) GROUP
      Associated Undertakings
      Cost of shares and loan stock                                       30,000                  30,000
      Share of losses, retained by associated undertaking                (30,000)                (18,368)
                                                                        --------                --------
                                                                              --                  11,632
                                                                        ========                ========
  (b) COMPANY
      Investment in subsidiary undertakings at cost                      499,998                 499,998
                                                                        ========                ========


                                                                   Continued >>>

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

13.   FIXED ASSET INVESTMENTS (Continued)

  (c) HOLDING OF MORE THAN 10%
      At the year end, the company held more than 10% of the share capital of the following companies:

                                     COUNTRY OF      SHARES HELD        HELD
                                    INCORPORATION         %
      Subsidiary Undertakings
      -----------------------
      Countdown plc.                   England           100          Directly
      Countdown International Inc.       USA             100         Indirectly

      Associated Undertakings
      -----------------------
      RSVP Publishing Ltd.             England            50         Indirectly

      The principal activity of the subsidiaries is that of discount buying organisations. The principal activity of the associated undertaking is that of publishing and retailing of coupon books.

14.   STOCK

                                             1995                 1994
                                        POUND STERLING       POUND STERLING
      GROUP
      Cards and books                        95,677               47,044
      Store discount vouchers                94,300               51,321
                                            -------               ------
                                            189,977               98,365
                                            =======               ======

15.   DEBTORS

                                                 GROUP                                   COMPANY
                                      1995                  1994                 1995                1994
                                 POUND STERLING        POUND STERLING      POUND STERLING       POUND STERLING
      AMOUNTS FALLING DUE
        WITHIN ONE YEAR
      Trade debtors                  353,097               337,863                  --                  --
      Other debtors                   32,340                11,788               3,000               3,000
      Prepayments and
        accrued income                65,911                73,905                  --                  --
                                     -------               -------               -----               -----
                                     451,348               423,556               3,000               3,000
                                     =======               =======               =====               =====

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

                                                           GROUP                                    COMPANY
                                                 1995                   1994                1995                1994
                                            POUND STERLING         POUND STERLING      POUND STERLING      POUND STERLING
16.   CREDITORS : AMOUNTS FALLING
      DUE WITHIN ONE YEAR

      Bank loan and overdrafts
        (Note 18)                               417,311               110,627                  --                  --
      Obligation under finance
        leases and hire
        purchase agreements
        (Note 19)                                19,034                 7,111                  --                  --
      Trade creditors                           264,251               275,148                  --                  --
      Amounts owed to
        associated companies                     17,695                    --                  --                  --
      Other creditors including
        taxation and social
        security (see note below)               206,589               167,369               2,350               2,350
                                                -------               -------               -----               -----
                                                924,880               560,255               2,350               2,350
                                                =======               =======               =====               =====

      NOTE : "Other creditors including taxation and social security is made up as follows :

      Corporation tax                             2,800                    --                  --                  --
      Overseas taxation                             324                 1,988                  --                  --
      Social security and PAYE                   46,065                22,328                  --                  --
      Other creditors and
        accruals                                157,400               143,053               2,350               2,350
                                                -------               -------               -----               -----
                                                206,589               167,369               2,350               2,350
                                                =======               =======               =====               =====

17.   CREDITORS : AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

      Bank Loan (Note 18)                       109,068               118,068                  --                  --
      Obligations under finance
        leases and hire purchase
        agreements (Note 19)                     19,460                 9,778                  --                  --
                                                -------               -------             -------             -------
                                                128,528               127,846                  --                  --
                                                =======               =======             =======             =======

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

                                                  GROUP                                COMPANY
                                           1995             1994                1995              1994
                                      POUND STERLING    POUND STERLING      POUND STERLING    POUND STERLING
18.   BANK LOANS AND OVERDRAFTS
      The aggregate amount of bank loans
      and overdrafts is as follows:
      Falling due within one year:
        Bank overdraft                    408,311           101,627                --                --
        Bank loan current portion           9,000             9,000                --                --
                                          -------           -------              ----              ----
                                          417,311           110,627                --                --
      Falling due after more than
        one year:
        Bank loan - repayable by
          instalments:
          - within five years              36,000            36,000                --                --
          - after five years               73,068            82,068                --                --
                                          -------           -------              ----              ----
      Aggregate amounts                   526,379           228,695                --                --
                                          =======           =======              ====              ====

      The bank loan which amounts to (pound sterling) 118,068 is repayable in monthly instalments of (pound sterling) 750. The rates of interest on the overdrafts and loan are 2.75% and 2% (respectively) over bank's base rate, minimum being 6.75% and 6% per annum. The loan is secured by a fixed charge over the freehold property. The bank overdrafts are secured by a charge over the book debts and a floating charge on the other assets of the company.

19.   OBLIGATIONS UNDER FINANCE LEASES                          1995           1994
                                                           POUND STERLING   POUND STERLING
      The minimum finance lease payments to which
      the group is committed are as follows:
      Under one year                                            22,388           8,191
      In the second to fifth year inclusive                     21,087          10,239
                                                               -------         -------
                                                                43,475          18,430
      Less: Amount representing future finance charges          (4,981)         (1,541)
                                                               -------         -------
                                                                38,494          16,889
                                                               =======         =======

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

20.   OPERATING LEASES                                  1995            1994
                                                  POUND STERLING  POUND STERLING

      The group had annual commitments under non-cancellable operating leases as follows :
                                                         LAND AND BUILDINGS

      Expiry date :     Within one year                         -          50,418
                        Between two and five years          5,320               -
                        Over five years                   100,000               -
                                                    --------------  --------------
                                                          105,320          50,418
                                                    ==============  ==============

                                                                GROUP                                 COMPANY
                                                      1995                  1994               1995             1994
                                                 POUND STERLING        POUND STERLING     POUND STERLING    POUND STERLING

21.   PROVISIONS FOR LIABILITIES AND CHARGES

            Deferred Tax
            At 1st September 1994                     2,930                 6,342                -               --
            Transfers to Profit & Loss
              Account                                (2,930)               (3,412)               -               --
                                                     ------                ------             ------           ------

            At 31st August 1995                          --                 2,930                -               --
                                                     ======                ======             ======           ======

      The amount provided is the total potential liability and relates to Accelerated Capital Allowances.

22.   CALLED UP SHARE CAPITAL                               1995            1994
                                                       POUND STERLING  POUND STERLING
      Authorised, Issued, Called Up and Fully Paid:

      500,000 Ordinary shares of pound sterling 1 each        500,000         500,000
                                                       ==============  ==============

23.   PROFIT & LOSS ACCOUNT                                     GROUP         COMPANY

      At 1st September 1994                                    (6,713)          1,266
      Retained Loss                                           (36,040)            481
                                                       --------------  --------------

      At 31st August 1995                                     (42,753)          1,747
                                                       ==============  ==============

                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

24.   CASH AND CASH EQUIVALENTS
      Analysis of balances as shown in the group Balance Sheet and changes during the year :

                                               1995         1994        CHANGE IN
                                                                            YEAR
      Cash at bank and in hand                 207,027      102,001       105,026
      Bank overdraft and loan                 (526,379)    (228,695)     (297,684)
                                            -----------   ----------   -----------

                                             (319,352)    (126,694)     (192,658)
                                            ===========   ==========   ===========

                                                        1995            1994
                                                   POUND STERLING   POUND STERLING
25.   RECONCILIATION OF MOVEMENTS IN
      SHAREHOLDERS FUNDS

      Loss for the financial year                        (36,040)        (34,920)
      Shareholders' funds at 1st September 1994           493,287         528,207
                                                    --------------  --------------

      Shareholders' funds at 31st August 1995             457,247         493,287
                                                    ==============  ==============

26.   RELATED PARTY TRANSACTION

      A subsidiary company has acquired a twenty year lease in respect of a property from The Countdown plc. Self-administered Scheme. The current rent is (pound sterling) 100,000 per annum.

27.   CAPITAL COMMITMENTS

      Authorised but not contracted                        32,650         -
                                                    ==============  ==============

                                                                         Page 18
                           COUNTDOWN HOLDINGS LIMITED

                       NOTES TO THE CONSOLIDATED ACCOUNTS
                                    CONTINUED

28. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

      The group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States of America (US GAAP). A significant difference as it relates to the group that may affect net loss and equity shareholders' funds is set out below.

            Deferred Taxation: UK GAAP requires that provision for deferred taxation should be made only if there is reasonable evidence that such taxation will be payable in the foreseeable future. Under US GAAP, deferred taxation is recognised under the full liability method and deferred tax assets are recognised if their realisation is considered more likely than not. The group has incurred losses in recent years and has net operating loss carryforwards for tax purposes. As the realisation of these loss carryforwards is uncertain, no difference between UK GAAP and US GAAP exist.

      Equity shareholders' funds at 31st August 1995 and 1994 and net loss for the years then ended in conformity with UK GAAP are not materially different than those in conformity with US GAAP.

29.   COMPANIES ACT 1985

      These consolidated financial statements do not comprise the Company's statutory accounts within the meaning of Section 240 of the Companies Act 1985 of Great Britain. Statutory accounts have been prepared for each of the years ended 31st August 1995 and 31st August 1994, on which the auditors' reports were unqualified. The statutory accounts for the years ended 31st August 1995 and 31st August 1994 have been delivered to the Registrar of Companies for England and Wales.